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                                                                    Exhibit 10.2

                                LINDOWS.COM, INC.

                            2001 STOCK INCENTIVE PLAN

                    (AS AMENDED AND RESTATED APRIL 19, 2004)

         1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

         2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Administrator" means the Board or any of the Committees appointed to administer the Plan.

                  (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

                  (c) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal and state securities laws, the corporate laws of California and, to the extent other than California, the corporate law of the state of the Company's incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

                  (d) "Assumed" means that (i) pursuant to a Corporate Transaction defined in Section 2(q)(i), 2(q)(ii) or 2(q)(iii) or a Related Entity Disposition, the contractual obligations represented by the Award are assumed by the successor entity or its Parent in connection with the Corporate Transaction or Related Entity Disposition or (ii) pursuant to a Corporate Transaction defined in Section 2(q)(iv) or 2(q)(v), the Award is affirmed by the Company. The Award shall not be deemed "Assumed" for purposes of terminating the Award (in the case of a Corporate Transaction) and the termination of the Continuous Service of the Grantee (in the case of a Related Entity Disposition) if pursuant to a Corporate Transaction or a Related Entity Disposition the Award is replaced with a comparable award with respect to shares of capital stock of the successor entity of its Parent. However, for purposes of determining whether the vesting of the Award accelerates, the Award shall be deemed "Assumed" if the Award is replaced with such a comparable stock award or the Award is replaced with a cash incentive program of the successor entity or Parent thereof which preserves the compensation element of such Award existing at the time of the Corporate Transaction or Related Entity Disposition and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

                  (e) "Award" means the grant of an Option, Restricted Stock, or other right or benefit under the Plan.

                  (f) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

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                  (g)      "Board" means the Board of Directors of the Company.

                  (h) "Cause" means, with respect to the termination by the Company or a Related Entity of the Grantee's Continuous Service, that such termination is for "Cause" as such term is expressly defined in the then-effective written policies of the Company or such Related Entity or the then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective policy or written agreement and definition, is based on, in the determination of the Administrator, the Grantee's: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity;
(ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

                  (i) "Change in Control" means a change in ownership or control of the Company after the Registration Date effected through either of the following transactions:

                           (i)      the direct or indirect acquisition by any
person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offer or do not recommend such stockholders accept, or

                           (ii)     a change in the composition of the Board
over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

                  (j) "Code" means the Internal Revenue Code of 1986, as amended.

                  (k) "Committee" means any committee appointed by the Board to administer the Plan.

                  (l) "Common Stock" means the voting common stock of the Company.

                  (m) "Company" means Lindows.com, Inc. a Delaware corporation.

                  (n) "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

                  (o) "Continuing Directors" means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six
(36) months and were elected or nominated for election as

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Board members by at least a majority of the Board members described in clause
(i) who were still in office at the time such election or nomination was approved by the Board.

                  (p) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

                  (q) "Corporate Transaction" means any of the following transactions:

                           (i)      a merger or consolidation in which the
Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                           (ii)     the sale, transfer or other disposition of
all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations);

                           (iii)    the complete liquidation or dissolution of
the Company;

                           (iv)     any reverse merger in which the Company is
the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

                           (v)      acquisition by any person or related group
of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange
Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (whether or not in a transaction also constituting a Change in Control), but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

                  (r) "Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

                  (s) "Director" means a member of the Board or the board of directors of any Related Entity.

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                  (t)      "Disability" means as defined under the long-term
disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, "Disability" means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

                  (u) "Employee" means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

                  (v) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (w) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                           (i)      Where there exists a public market for the
Common Stock, the Fair Market Value shall be (A) the closing price for a Share on the date of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market on the date of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                           (ii)     In the absence of an established market for
the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith and in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations which requires that consideration be given to (A) the price at which securities of reasonably comparable corporations (if any) in the same industry are being traded, or (B) if there are no securities of reasonably comparable corporations in the same industry being traded, the earnings history, book value and prospects of the issuer in light of market conditions generally.

                  (x) "Grantee" means an Employee, Director or Consultant who receives an Award under the Plan.

                  (y) "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant or employee), a

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trust in which these persons (or the Grantee) have more than fifty percent (50%)
of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons
(or the Grantee) own more than fifty percent (50%) of the voting interests.

                  (z) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                  (aa) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

                  (bb) "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                  (cc) "Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

                  (dd) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (ee) "Performance-Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

                  (ff)     "Plan" means this 2001 Stock Incentive Plan.

                  (gg) "Post-Termination Exercise Period" means the period specified in the Award Agreement of not less than sixty (60) days commencing on the date of termination (other than termination by the Company or any Related Entity for Cause) of the Grantee's Continuous Service, or such longer period as may be applicable upon death or Disability.

                  (hh) "Registration Date" means the first to occur of (i) the closing of the first sale to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, of (A) the Common Stock or (B) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Corporate Transaction in exchange for or in substitution of the Common Stock; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or prior to the date of consummation of such Corporate Transaction.

                  (ii) "Related Entity" means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

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                  (jj)     "Related Entity Disposition" means the sale,
distribution or other disposition by the Company or a Parent or a Subsidiary of the Company of all or substantially all of the interests of the Company or a Parent or a Subsidiary of the Company in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company or a Parent or a Subsidiary of the Company.

                  (kk) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

                  (ll) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

                  (mm)     "Share" means a share of the Common Stock.

                  (nn) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3.       Stock Subject to the Plan.

                  (a) Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is Nine Million Three Hundred Seventy-Five Thousand (9,375,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

                  (b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

         4.       Administration of the Plan.

                  (a)      Plan Administrator.

                           (i)      Administration with Respect to Directors and
Officers. Prior to the Registration Date, with respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. On or after the Registration Date, with respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the

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Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

                           (ii)     Administration With Respect to Consultants
and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

                           (iii)    Administration With Respect to Covered
Employees. Notwithstanding the foregoing, as of and after the date that the exemption for the Plan under Section 162(m) of the Code expires, as set forth in
Section 20 herein, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

                  (b) Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to Directors, Officers, Consultants, and Employees who are neither Directors nor Officers.

                  (c) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

                           (i)      to select the Employees, Directors and
Consultants to whom Awards may be granted from time to time hereunder;

                           (ii)     to determine whether and to what extent
Awards are granted hereunder;

                           (iii)    to determine the number of Shares or the
amount of other consideration to be covered by each Award granted hereunder;

                           (iv)     to approve forms of Award Agreements for use
under the Plan;

                           (v)      to determine the terms and conditions of any
Award granted hereunder;

                           (vi)     to establish additional terms, conditions,
rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

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                           (vii)    to amend the terms of any outstanding Award
granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

                           (viii)   to construe and interpret the terms of the
Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan; and

                           (ix)     to take such other action, not inconsistent
with the terms of the Plan, as the Administrator deems appropriate.

         5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

         6.       Terms and Conditions of Awards.

                  (a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, or sales or bonuses of Restricted Stock, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

                  (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

                  (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established

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by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

                  (d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

                  (e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award (but only to the extent that such deferral programs would not result in an accounting compensation charge unless otherwise determined by the Administrator). The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

                  (f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

                  (g) Individual Option Limit. Following the date that the exemption from application of Section 162(m) of the Code described in Section 20 (or any exemption having similar effect) ceases to apply to Awards, the maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company shall be two million (2,000,000) Shares. In connection with a Grantee's commencement of Continuous Service, a Grantee may be granted Options for up to an additional one million (1,000,000) Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Grantee. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

                  (h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares

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received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

                  (i) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

                  (j) Transferability of Awards. Non-Qualified Stock Options shall be transferable (i) by will, by the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the Non-Qualified Stock Options are to be passed to beneficiaries upon the death of the Grantee or (ii) to the extent and in the manner authorized by the Administrator by gift to members of the Grantee's Immediate Family. Incentive Stock Options and other Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee.

                  (k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

         7.       Award Exercise or Purchase Price, Consideration and Taxes.

                  (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

                           (i)      In the case of an Incentive Stock Option:

                                    (A)      granted to an Employee who, at the
time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

                                    (B)      granted to any Employee other than
an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                           (ii)     In the case of a Non-Qualified Stock Option:

                                    (A)      granted to a person who, at the
time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not

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less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

                                    (B)      granted to any person other than a
person described in the preceding paragraph, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

                           (iii)    In the case of Awards intended to qualify as
Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                           (iv)     In the case of the sale of Shares:

                                    (A)      granted to a person who, at the
time of the grant of such Award, or at the time the purchase is consummated, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share purchase price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant; or

                                    (B)      granted to any person other than a
person described in the preceding paragraph, the per Share purchase price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

                           (v)      In the case of other Awards, such price as
is determined by the Administrator.

                           (vi)     Notwithstanding the foregoing provisions of
this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

                  (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law.

                           (i)      cash;

                           (ii)     check;

                           (iii)    delivery of Grantee's promissory note with
such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate (but only to the extent that the terms of the promissory note would not result in an accounting compensation charge with respect to the use of such promissory note to pay the exercise price unless otherwise determined by the Administrator);

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                           (iv)     if the exercise or purchase occurs on or
after the Registration Date, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator; generally an accounting charge will result if the Shares used to pay the exercise price were acquired less than six months before the exercise);

                           (v)      with respect to Options, if the exercise
occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

                           (vi)     any combination of the foregoing methods of
payment.

                  (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

         8.       Exercise of Award.

                  (a)      Procedure for Exercise; Rights as a Stockholder.

                           (i)      Any Award granted hereunder shall be
exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement but in the case of an Option, in no case at a rate of less than twenty percent (20%) per year over five (5) years from the date the Option is granted, subject to reasonable conditions such as continued employment. Notwithstanding the foregoing, in the case of an Option granted to an Officer, Director or Consultant, the Award Agreement may provide that the Option may become exercisable, subject to reasonable conditions such as such Officer's, Director's or Consultant's Continuous Service, at any time or during any period established in the Award Agreement.

                           (ii)     An Award shall be deemed to be exercised
when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as

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evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10 below.

                  (b) Exercise of Award Following Termination of Continuous Service. In the event of termination of a Grantee's Continuous Service for any reason other than Disability or death (but not in the event of a Grantee's change of status from Employee to Consultant or from Consultant to Employee), such Grantee may, but only during the Post-Termination Exercise Period (but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee's Award that was vested at the date of such termination or such other portion of the Grantee's Award as may be determined by the Administrator. The Grantee's Award Agreement may provide that upon the termination of the Grantee's Continuous Service for Cause, the Grantee's right to exercise the Award shall terminate concurrently with the termination of Grantee's Continuous Service. In the event of a Grantee's change of status from Employee to Consultant, an Employee's Incentive Stock Option shall convert automatically to a Non-Qualified Stock Option on the day three (3) months and one day following such change of status. To the extent that the Grantee's Award was unvested at the date of termination, or if the Grantee does not exercise the vested portion of the Grantee's Award within the Post-Termination Exercise Period, the Award shall terminate.

                  (c) Disability of Grantee. In the event of termination of a Grantee's Continuous Service as a result of his or her Disability, Grantee may, but only within six (6) months from the date of such termination (and in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee's Award that was vested at the date of such termination; provided, however, that if such Disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Non-Qualified Stock Option on the day three (3) months and one day following such termination. To the extent that the Grantee's Award was unvested at the date of termination, or if Grantee does not exercise the vested portion of the Grantee's Award within the time specified herein, the Award shall terminate.

                  (d) Death of Grantee. In the event of a termination of the Grantee's Continuous Service as a result of his or her death, or in the event of the death of the Grantee during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee's termination of Continuous Service as a result of his or her Disability, the Grantee's estate or a person who acquired the right to exercise the Award by bequest or inheritance may exercise the portion of the Grantee's Award that was vested as of the date of termination, within twelve (12) months from the date of death (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). To the extent that, at the time of death, the Grantee's Award was unvested, or if the Grantee's estate or a person who acquired the right to exercise the Award by bequest or inheritance does not exercise the vested portion of the Grantee's Award within the time specified herein, the Award shall terminate.

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

         9.       Conditions Upon Issuance of Shares.

                  (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10.      Adjustments Upon Changes in Capitalization.

         Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies or a similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

         11. Corporate Transactions/Changes in Control/Related Entity Dispositions.

                  (a)      Termination of Award to Extent Not Assumed.

                           (i)      Corporate Transaction. Effective upon the
consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

                           (ii)     Related Entity Disposition. Effective upon
the consummation of a Related Entity Disposition, for purposes of the Plan and all Awards, there shall be a deemed termination of Continuous Service of each Grantee who is at the time engaged primarily in service to the Related Entity involved in such Related Entity Disposition and each Award of such Grantee which is at the time outstanding under the Plan shall be exercisable in accordance with

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

the terms of the Award Agreement evidencing such Award. However, such Continuous Service shall not be deemed to terminate as to the portion of any such award that is Assumed.

                  (b) Acceleration of Award Upon Corporate Transaction/Change in Control/Related Entity Disposition. The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction, Change in Control or Related Entity Disposition or at the time of an actual Corporate Transaction, Change in Control or Related Entity Disposition and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction, Change in Control or Related Entity Disposition, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction, Change in Control or Related Entity Disposition. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Change in Control or Related Entity Disposition, shall remain fully exercisable until the expiration or sooner termination of the Award.

                  (c) Effect of Acceleration on Incentive Stock Options. The portion of any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction, Change in Control or Related Entity Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

         12. Repurchase Rights. If the provisions of an Award Agreement grant to the Company the right to repurchase Shares upon termination of the Grantee's Continuous Service, the Award Agreement shall (or may, with respect to Awards granted or issued to Officers, Directors or Consultants) provide that:

                  (a) the right to repurchase must be exercised, if at all, within ninety (90) days of the termination of the Grantee's Continuous Service (or in the case of Shares issued upon exercise of Awards after the date of termination of the Grantee's Continuous Service, within ninety (90) days after the date of the Award exercise);

                  (b) the consideration payable for the Shares upon exercise of such repurchase right shall be made in cash or by cancellation of purchase money indebtedness within the ninety (90) day periods specified in
Section 12(a);

                  (c) the amount of such consideration shall (i) be equal to the original purchase price paid by Grantee for each such Share; provided, that the right to repurchase such Shares at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the Shares subject to the Award per year over five (5) years from the date the Award is granted (without respect to the date the Award was exercised or became exercisable), and (ii) with respect to

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

Shares, other than Shares subject to repurchase at the original purchase price pursuant to clause (i) above, not less than the Fair Market Value of the Shares to be repurchased on the date of termination of Grantee's Continuous Service; and

                  (d) the right to repurchase Shares, other than the right to repurchase Shares at the original purchase price pursuant to clause (i) of
Section 12(c), shall terminate on the Registration Date.

         13. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 18 below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

         14.      Amendment, Suspension or Termination of the Plan.

                  (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

                  (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

                  (c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 13 above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

         15.      Reservation of Shares.

                  (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                  (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         16. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without cause, and with or without notice. The Company's ability to characterize the termination of Continuous Service of a Grantee as a termination for "Cause" as defined in the Plan does not affect the Grantee's at will status.

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         17.      No Effect on Retirement and Other Benefit Plans. Except as
specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

         18. Plan Approval. The Plan was originally adopted by the Board and by the Company's stockholders during 2001. On April 14, 2003, the Board adopted and approved an amendment of the Plan to increase the number of Shares reserved for issuance under the Plan by 2,000,000 Shares for a total reserve of 6,625,000 Shares, which amendment was subsequently approved by the stockholders of the Company. On April 19, 2004, the Board adopted and approved an amendment and restatement of the Plan to increase the number of Shares reserved for issuance under the Plan by 2,750,000 Shares for a total reserve of 9,375,000 Shares, which amendment and restatement was subsequently approved by the stockholders of the Company.

         19. Information to Grantees. The Company shall provide to each Grantee, during the period for which such Grantee has one or more Awards outstanding, copies of financial statements at least annually.

         20. Effect of Section 162(m) of the Code. Section 162(m) of the Code does not apply to the Plan prior to the Registration Date. Following the Registration Date, the Plan, and all Awards (except Awards of Restricted Stock that vest over time) issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The exemption is based on Treasury Regulation Section 1.162-27(f), in the form existing on the effective date of the Plan, with the understanding that such regulation generally exempts from the application of Section 162(m) of the Code compensation paid pursuant to a plan that existed before a company becomes publicly held. Under such Treasury Regulation, this exemption is available to the Plan for the duration of the period that lasts until the earlier of (i) the expiration of the Plan, (ii) the material modification of the Plan, (iii) the exhaustion of the maximum number of shares of Common Stock available for Awards under the Plan, as set forth in Section 3(a), (iv) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Company first becomes subject to the reporting obligations of Section 12 of the Exchange Act, or (v) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder. The Committee may, without stockholder approval, amend the Plan retroactively and/or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of
Section 162(m) of the Code required to preserve the Company's Federal income tax deduction for compensation paid pursuant to the Plan. To the extent that the Administrator determines as of the date of grant of an Award that (i) the Award is intended to qualify as Performance-Based Compensation and (ii) the exemption described above is no longer available with respect to such Award, such Award shall not be effective until any stockholder approval required under Section 162(m) of the Code has been obtained.

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